The Growth Fund of America, Inc.
One Market, Steuart Tower
Suite 1800
San Francisco, California 94105

Mailing address:
P.O. Box 7650
San Francisco, California 94120-7650
Phone (415) 421 9360

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$597,313
Class B	$1,325
Class C	$3,481
Class F-1	$182,282
Class F-2	$10,468
Total	$794,869
Class 529-A	$22,729
Class 529-B	$220
Class 529-C	$679
Class 529-E	$786
Class 529-F1	$839
Class R-1	$992
Class R-2	$4,376
Class R-3	$71,878
Class R-4	$138,342
Class R-5	$195,834
Class R-6	$0
Total	$436,675

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2340
Class B	$0.0066
Class C	$0.0106
Class F-1	$0.2409
Class F-2	$0.2718
Class 529-A	$0.2362
Class 529-B	$0.0126
Class 529-C	$0.0224
Class 529-E	$0.1566
Class 529-F1	$0.2908
Class R-1	$0.0567
Class R-2	$0.0476
Class R-3	$0.1629
Class R-4	$0.2417
Class R-5	$0.3288
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	2,470,038
Class B	168,748
Class C	313,123
Class F-1	667,083
Class F-2	130,057
Total	3,749,049
Class 529-A	102,488
Class 529-B	17,252
Class 529-C	31,806
Class 529-E	5,389
Class 529-F1	3,197
Class R-1	19,670
Class R-2	97,423
Class R-3	467,410
Class R-4	645,789
Class R-5	562,204
Class R-6	85,472
Total	2,038,100

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$24.93
Class B	$24.08
Class C	$23.96
Class F-1	$24.78
Class F-1	$24.97
Class 529-A	$24.81
Class 529-B	$24.14
Class 529-C	$24.13
Class 529-E	$24.63
Class 529-F1	$24.79
Class R-1	$24.19
Class R-2	$24.30
Class R-3	$24.55
Class R-4	$24.75
Class R-5	$24.94
Class R-6	$24.97